EXHIBIT 10.1

                        RAMCO GERSHENSON PROPERTIES TRUST
                            CHANGE IN CONTROL POLICY


         This Policy, adopted this 10th day of July, 2007, covers the executive officers (the "Executives") of Ramco-Gershenson Properties Trust (the "Trust"). Additional individuals may be added to this Policy from time to time by the Compensation Committee of the Trust.

         This Policy sets forth the benefits which the Trust will provide to each of the Executives if his or her employment with the Trust or an applicable subsidiary of the Trust is terminated in certain circumstances following a Change in Control (as defined below). This Policy shall remain in effect with respect to any Change in Control which occurs prior to the termination of this Policy by the Compensation Committee or during the one year period following the termination of this Policy by the Compensation Committee. In the event of termination of this Policy, prompt notice thereof shall be given to each of the Executives who is then employed by the Trust or a subsidiary.

         1. Certain Definitions. For purposes of this Agreement, the following definitions shall have the following meanings:

                  (a) "Cause" shall mean (i) actual dishonesty intended to result in substantial personal enrichment at the expense of the Trust or of any subsidiary of the Trust, (ii) conviction of a felony or (iii) repeated willful and deliberate failure or refusal to perform the duties normally associated with the Executive's position which is not remedied in a reasonable period of time after receipt of written notice from the Trust.

                  (b) "Change in Control" shall mean:

                           (i)  on or  after  the  date  of  execution  of  this
Agreement, any person (which, for all purposes hereof, shall include, without limitation, an individual, sole proprietorship, partnership, unincorporated association, unincorporated syndicate, unincorporated organization, trust, body corporate and a trustee, executor, administrator or other legal representative) (a "Person") or any group of two or more Persons acting in concert becomes the beneficial owner, directly or indirectly, of securities of the Trust representing, or acquires the right to control or direct, or to acquire through the conversion of securities or the exercise of warrants or other rights to acquire securities, 40% or more of the combined voting power of the Trust's then outstanding securities; provided that for the purposes of this Policy (A) "voting power" means the right to vote for the election of trustees, and (B) any determination of percentage of combined voting power shall be made on the basis that (x) all securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group which are convertible into securities carrying voting rights have been converted (whether or not then convertible) and all options, warrants or other rights which may be exercised to acquire securities beneficially owned by the Person or group or over which control or direction is exercised by the Person or group have been exercised (whether or not then exercisable), and (y) no such convertible securities have been converted by any other Person and no such options, warrants or other rights have been exercised by any other Person; or

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                           (ii) at any time  subsequent  to the date of adoption
of this Policy there shall be elected or appointed to the Board of Trustees of the Trust (the "Board") any trustee or trustees whose appointment or election to the Board or nomination for election by the Trust's shareholders was not approved by a vote of at least a majority of the trustees then still in office who were either trustees on the date of adoption of this Policy or whose election or appointment or nomination for election was previously so approved; or

                           (iii)  a   reorganization,   merger,   consolidation,
combination, corporate restructuring or similar transaction (an "Event"), in each case, in respect of which the beneficial owners of the outstanding Trust voting securities immediately prior to such Event do not, following such Event, beneficially own, directly or indirectly, more than 60% of the combined voting power of the then outstanding voting securities entitled to vote generally in the election of trustees of the Trust and any resulting parent entity of the Trust in substantially the same proportions as their ownership, immediately prior to such Event, of the outstanding Trust voting securities; or

                           (iv)   an Event  involving  the Trust as a result  of
which 40% or more of the members of the board of trustees of the parent entity of the Trust or the Trust are not persons who were members of the Board immediately prior to the earlier of (x) the Event, (y) execution of an agreement the consummation of which would result in the Event, or (z) announcement by the Trust of an intention to effect the Event; or

                           (v) the Board adopts a resolution to the effect that,
for purposes of this Policy, a Change in Control has occurred.

                  (c) "Code" shall mean the Internal Revenue Code of 1986, as amended.

                  (d) The "Change in Control Date" shall be any date during the duration of effectiveness of this Policy on which a Change in Control occurs. Anything in this Policy to the contrary notwithstanding, if an Executive's employment or status as an elected officer with the Trust or any subsidiary of the Trust is terminated within six months prior to the date on which a Change in Control occurs, then unless such employment or status as an elected officer with the Trust is terminated (i) for Cause, or (ii) voluntarily by such Executive, for all purposes of this Agreement the "Change in Control Date" shall mean the date immediately prior to the date of such termination.

                  (e) "Good Reason" shall mean the initial existence of one or more of the following conditions arising without the consent of the Executive within the one-year period following a Change in Control, provided that the Executive provides notice to the Trust of the existence of such condition within 90 days of the initial existence of the condition and the Trust does not remedy the condition within 30 days after receiving notice:

                           (i) a material  diminution  in the  Executive's  base
salary in effect immediately before the Change in Control Date or as increased from time to time thereafter;

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                           (ii)  a  material   diminution  in  the   Executive's
authority, duties, or responsibilities;

                           (iii) a material diminution in the authority, duties,
or responsibilities of the supervisor to whom the Executive is required to report, including a requirement that the Executive report to a corporate officer or employee instead of reporting directly to the Board;

                           (iv) a material  diminution  in the budget over which
the Executive retains authority;

                           (v)  a  material  change in the  geographic  location
at which the Executive must perform the services related to his or her position; or

                           (vi) any other action or inaction that  constitutes a
material breach by the Trust of any agreement under which the Executive provides services to the Trust.

         2. Change in Control Benefits. Upon termination of an Executive's employment within one year following a Change in Control Date (x) by the Trust other than for Cause or upon Executive's death or permanent disability or (y) by Executive for Good Reason, the Trust will pay as severance pay to such Executive, not later than the 30th day following the date of termination, a lump sum severance payment (the "Severance Payment") equal to the product of: for the Chief Executive Officer, 2.99; for the Chief Financial Officer, 2.5; for an Executive Vice President, 2.0; and for a Senior Vice President, 1.0; multiplied by the "base amount" within the meaning of Sections 280G(b)(3) and 280G(d) of the Internal Revenue Code of 1986, as amended (the "Code"), and any applicable temporary or final regulations promulgated thereunder, or its equivalent as provided in any successor statute or regulation. If Section 280G of the Code (and any successor provisions thereto) is repealed or otherwise inapplicable, then the Severance Payment will equal the product of the appropriate multiplier, as provided above, multiplied by the average of the Executive's annual compensation for both complete and partial calendar years during so much of the five calendar year period preceding the calendar year in which the termination occurs during which the Executive was so employed. Compensation payable to the Executive by the Trust will include every type and form of compensation includable in the Executive's gross income in respect of his employment by the Trust, including compensation income recognized as a result of the Executive's exercise of stock options or sale of the stock so acquired, except to the extent otherwise provided in Section 280G of the Code and any temporary or final regulations promulgated thereunder. Notwithstanding the reference to Section 280G of the Code in this Policy, none of the Executives shall be entitled to any gross-up payments under this Policy with respect to any Severance Payments or other payments or benefits in the event that any excise tax under the Code is imposed on him or her.

         3. No Mitigation. The Executives will not be required to mitigate the amount of any payment provided for in this Policy by seeking other employment or otherwise, nor will the amount of any payment or benefit provided for in this Policy be reduced by any compensation earned by any of them as the result of employment by another employer or by retirement benefits after the date of termination, or otherwise.


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         4. Effect on Other Agreements. This Severance Policy shall not limit or otherwise affect the provisions of any employment agreement between the Trust and an Executive, and the terms of any such employment agreement shall be unaffected by the adoption of this Severance Policy. The Severance Payment provided for in this Policy with respect to any Executive shall be reduced by any other severance or separation payments (not including the acceleration of vesting of any options, shares or rights under any incentive plans of the Trust) provided for in any other agreements or arrangements between the Trust and the applicable Executive.

         In witness whereof, and pursuant to the approval of the Compensation Committee of the Trust, this Policy is adopted as of the date first set forth above.

                                               Ramco-Gershenson Properties Trust



                                               By:/s/ Dennis Gershenson
                                                  ------------------------------
                                                  Dennis Gershenson
                                                  Chairman and CEO










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